                              COMMERCE ONE, INC.
                 EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANTS

                                                                                State of
                 Name of                                                       or Country
               Subsidiary                                                   of Incorporation
     ---------------------------------                                     ------------------
     Commerce One Europe                                                   Switzerland
     Commerce One United Kingdom (subsidiary of Commerce One Europe)       United Kingdom
     Commerce One Deutschland (GMBH) (subsidiary of Commerce One Europe)   Germany
     Commerce One France (SARL) (subsidiary of Commerce One Europe)        France
     Veo Systems, Inc.                                                     California
     CommerceBid, Inc.                                                     Delaware
     Mergent Systems, Inc.                                                 California